Exhibit 99.1

FIRST AMENDMENT TO

GUIDANCE SOFTWARE, INC.

RESTRICTED STOCK AGREEMENT

THIS FIRST AMENDMENT TO GUIDANCE SOFTWARE, INC. RESTRICTED STOCK AGREEMENT (this “First Amendment”), is made as of _____________, 2009, by and between Guidance Software, Inc., a Delaware corporation (the “Company”), and ____________ (the “Holder”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Restricted Stock Agreement (as defined below).

WHEREAS, pursuant to that certain Restricted Stock Agreement (the “Restricted Stock Agreement”), dated as of _____________, ____, between the Company and the Holder, the Company granted the Holder ______ restricted shares of the Company’s common stock; and

WHEREAS, the Company and the Holder desire to amend the Restricted Stock Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby amend the Restricted Stock Agreement as follows:

1. The following shall be added to the end of Section 2.2(b) of the Restricted Stock Agreement:

“In addition, and subject to Section 2.2(a), in the event that an Acquisition occurs, then, immediately prior thereto, the Award shall vest and the Restrictions shall lapse with respect to 100% of the Shares subject thereto, provided that the Holder continues to be a Service Provider until the Acquisition.”

2. This First Amendment shall be and is hereby incorporated in and forms a part of the Restricted Stock Agreement.

3. All other terms and provisions of the Restricted Stock Agreement shall remain unchanged except as specifically modified herein.

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

GUIDANCE SOFTWARE, INC.

By:
Name:
Title:

HOLDER

By: